UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
March 1, 2007

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-16531 (COMMISSION FILE NUMBER)	06-159-7083 (I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue New York, New York 10171 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 1, 2007, General Maritime Corporation issued a press release disclosing the following information. A copy of the press release is attached as Exhibit 99.1 to this Report.

On February 21, 2007, General Maritime Corporation (the “Company”) announced that its Board of Directors has declared a special one-time cash dividend of $15 per share along with a quarterly dividend of $0.62 per share with respect to its fourth quarter of 2006, each payable on or about March 23, 2007 to shareholders of record as of March 9, 2007.

Deferred Ex-Dividend Date

On February 22, 2007, the New York Stock Exchange (the “NYSE”) notified the Company telephonically that the ex-dividend date for both the special dividend and the quarterly dividend will be March 26, 2007.

Certain U.S. Federal Income Tax Considerations

Based on the number of shares outstanding of 32,739,107 as of February 23, 2007, the Company estimates the aggregate amount of the special dividend to be approximately $491.1 million (the “Estimated Special Dividend”). The special dividend will be treated as a dividend to the extent of the Company's current and accumulated earnings and profits as determined for U.S. federal income tax purposes.

The Company estimates its accumulated earnings and profits as of December 31, 2006 to be approximately $443.8 million. The Company's current earnings and profits (i.e., the earnings and profits for the current year) cannot be determined at this time. To the extent the special dividend exceeds the Company's current and accumulated earnings and profits, the dividend first will be applied against and will reduce a shareholder's basis in its shares and thereafter will be treated as gain from the sale or exchange of the shares. Assuming that the Estimated Special Dividend was paid as of December 31, 2006 and based on the Company’s estimated accumulated earnings and profits (without regard to its current earnings and profits) as of that date, $47.3 million, or approximately 10.0%, of the Estimated Special Dividend would be treated as such a reduction in basis or gain, as applicable.

The information set forth in this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.  Description

99.1   Press Release dated March 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            GENERAL MARITIME CORPORATION
            (Registrant)

            By: /s/ John C. Georgiopoulos
            Name: John C. Georgiopoulos
            Title:   Chief Administrative Officer

Date: March 1, 2007